Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Sue Mulvoy
(770) 418-8210
smulvoy@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES RECORD
2014 FIRST QUARTER FINANCIAL RESULTS

Record first quarter EPS from continuing operations of $1.03 per diluted share, up 34% over prior period quarter

Duluth, GA, April 23, 2014 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported income from continuing operations for the first quarter 2014 of $31.5 million, or $1.03 per diluted share, versus income from continuing operations in the first quarter 2013 of $23.9 million, or $0.77 per diluted share, a 34% increase per diluted share. Net income for the first quarter 2014 was $31.4 million, or $1.02 per diluted share, compared to $32.5 million, or $1.04 per diluted share in the prior year period. Included in net income for the first quarter 2013, as part of discontinued operations, is an after tax gain of $8.9 million, or $0.29 per diluted share, from the sale of a mid-line import store.

First Quarter 2014 Highlights (compared to the prior year period):

•Total revenues increased 11% to $1.4 billion
•New vehicle retail revenues up 9%; gross profit up 12%
•Used vehicle retail revenues up 14%; gross profit up 9%
•Finance and insurance revenues up 14%
•Parts and service gross profit up 11%
•Total gross profit up 12% with increases from all business lines
•SG&A expense as a percent of gross profit improved 220 basis points to 69.4%
•Repurchased $9.4 million of common stock
•Acquired a Land Rover franchise in Greenville, SC

“Asbury is pleased to announce another record quarter,” said Craig T. Monaghan, Asbury's President and Chief Executive Officer. “I am thrilled with the success our stores demonstrated in growing profits while overcoming weather challenges. We continue to believe that we have attractive opportunities to grow our business in 2014, especially in parts and services and used vehicles.”
Asbury's Executive Vice President and Chief Operating Officer, Michael S. Kearney, added, “The strength of our performance across all business lines is the result of our team fully committed to the process and goal of being an industry-leading automotive retailer. Our stores produced record operating profits during the quarter. Our teams continue to demonstrate the strength and diversity of the earnings power of the Asbury dealer model.”

Asbury will host a conference call to discuss its first quarter results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com. In addition, a live audio of the call will be accessible to the public by calling (888) 430-8705 (domestic), or (719) 325-2432 (international); passcode - 3603318. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 80 retail auto stores, encompassing 101 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2014	2013
REVENUES:
New vehicle	$726.0	$664.5
Used vehicle	416.9	366.3
Parts and service	159.4	147.6
Finance and insurance, net	53.4	47.0
Total revenues	1,355.7	1,225.4
COST OF SALES:
New vehicle	680.6	623.8
Used vehicle	382.9	335.0
Parts and service	62.1	60.3
Total cost of sales	1,125.6	1,019.1
GROSS PROFIT	230.1	206.3
OPERATING EXPENSES:
Selling, general and administrative	159.8	147.7
Depreciation and amortization	6.3	5.9
Other operating (income) expense, net	(0.2)	0.1
Income from operations	64.2	52.6
OTHER EXPENSES:
Floor plan interest expense	(3.0)	(3.1)
Other interest expense, net	(9.1)	(9.2)
Swap interest expense	(0.6)	(1.2)
Total other expenses, net	(12.7)	(13.5)
Income before income taxes	51.5	39.1
INCOME TAX EXPENSE	20.0	15.2
INCOME FROM CONTINUING OPERATIONS	31.5	23.9
DISCONTINUED OPERATIONS, net of tax	(0.1)	8.6
NET INCOME	$31.4	$32.5
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$1.04	$0.77
Discontinued operations	(0.01)	0.28
Net income	$1.03	$1.05
Diluted—
Continuing operations	$1.03	$0.77
Discontinued operations	(0.01)	0.27
Net income	$1.02	$1.04
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	30.4	30.9
Restricted stock	0.2	0.2
Performance share units	0.1	0.1
Diluted	30.7	31.2

New Vehicle-

	For the Three Months Ended March 31,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$274.7	$239.3	$35.4	15%
Mid-line import	329.5	328.7	0.8	—%
Mid-line domestic	105.0	96.5	8.5	9%
Total new vehicle revenue—same store(1)	709.2	664.5	44.7	7%
New vehicle revenue—acquisitions	16.8	—
New vehicle revenue, as reported	$726.0	$664.5	$61.5	9%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$20.3	$17.3	$3.0	17%
Mid-line import	17.4	16.9	0.5	3%
Mid-line domestic	6.8	6.5	0.3	5%
Total new vehicle gross profit—same store(1)	44.5	40.7	3.8	9%
New vehicle gross profit—acquisitions	0.9	—
New vehicle gross profit, as reported	$45.4	$40.7	$4.7	12%

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2014	2013
New vehicle units:
New vehicle retail units—same store(1)
Luxury	5,369	4,726	643	14%
Mid-line import	12,379	12,292	87	1%
Mid-line domestic	2,697	2,704	(7)	—%
Total new vehicle retail units—same store(1)	20,445	19,722	723	4%
Fleet vehicles	563	319	244	76%
Total new vehicle units—same store(1)	21,008	20,041	967	5%
New vehicle units—acquisitions	648	—
New vehicle units—actual	21,656	20,041	1,615	8%

New Vehicle Metrics-

	For the Three Months Ended March 31,		Increase	% Change
	2014	2013
Revenue per new vehicle sold—same store(1)	$33,759	$33,157	$602	2%
Gross profit per new vehicle sold—same store(1)	$2,118	$2,031	$87	4%
New vehicle gross margin—same store(1)	6.3%	6.1%	0.2%	3%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Three Months Ended March 31,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$357.9	$318.5	$39.4	12%
Used vehicle retail revenues—acquisitions	9.4	—
Total used vehicle retail revenues	367.3	318.5	48.8	15%

Used vehicle wholesale revenues—same store(1)	48.7	47.8	0.9	2%
Used vehicle wholesale revenues—acquisitions	0.9	—
Total used vehicle wholesale revenues	49.6	47.8	1.8	4%
Used vehicle revenue, as reported	$416.9	$366.3	$50.6	14%
Gross profit:
Used vehicle retail gross profit—same store(1)	$32.5	$30.5	$2.0	7%
Used vehicle retail gross profit—acquisitions	0.7	—
Total used vehicle retail gross profit	33.2	30.5	2.7	9%

Used vehicle wholesale gross profit—same store(1)	0.8	0.8	—	—%
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	0.8	0.8	—	—%
Used vehicle gross profit, as reported	$34.0	$31.3	$2.7	9%
Used vehicle retail units:
Used vehicle retail units—same store(1)	17,982	16,343	1,639	10%
Used vehicle retail units—acquisitions	521	—
Used vehicle retail units—actual	18,503	16,343	2,160	13%

Used Vehicle Metrics-

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2014	2013
Revenue per used vehicle retailed—same store(1)	$19,903	$19,488	$415	2%
Gross profit per used vehicle retailed—same store(1)	$1,807	$1,866	$(59)	(3)%
Used vehicle retail gross margin—same store(1)	9.1%	9.6%	(0.5)%	(5)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Three Months Ended March 31,		Increase	% Change
	2014	2013
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$156.7	$147.6	$9.1	6%
Parts and service revenues—acquisitions	2.7	—
Parts and service revenue, as reported	$159.4	$147.6	$11.8	8%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$54.9	$51.9	$3.0	6%
Reconditioning and preparation	22.7	19.3	3.4	18%
Warranty	12.7	11.3	1.4	12%
Wholesale parts	5.2	4.8	0.4	8%
Total parts and service gross profit—same store(1)	95.5	87.3	8.2	9%
Parts and service gross profit—acquisitions	1.8	—
Parts and service gross profit, as reported	$97.3	$87.3	$10.0	11%
Parts and service gross margin—same store(1)	60.9%	59.1%	1.8%	3%
 _____________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Three Months Ended March 31,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$51.0	$47.0	$4.0	9%
Finance and insurance, net—acquisitions	2.4	—
Finance and insurance, net as reported	$53.4	$47.0	$6.4	14%
Finance and insurance, net per vehicle sold—same store(1)	$1,308	$1,292	$16	1%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended March 31,
	2014	2013
REVENUE MIX PERCENTAGES:
New vehicles	53.6%	54.2%
Used retail vehicles	27.0%	26.1%
Used vehicle wholesale	3.7%	3.9%
Parts and service	11.8%	12.0%
Finance and insurance, net	3.9%	3.8%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	19.7%	19.7%
Used retail vehicles	14.5%	14.8%
Used vehicle wholesale	0.3%	0.4%
Parts and service	42.3%	42.4%
Finance and insurance, net	23.2%	22.7%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	69.4%	71.6%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	March 31, 2014	December 31, 2013	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$6.1	$5.4	$0.7	13%
New vehicle inventory	591.6	605.2	(13.6)	(2)%
Used vehicle inventory	139.2	121.8	17.4	14%
Parts inventory	41.5	40.7	0.8	2%
Total current assets	1,095.6	1,108.6	(13.0)	(1)%
Floor plan notes payable	574.1	609.5	(35.4)	(6)%
Total current liabilities	810.0	834.2	(24.2)	(3)%

CAPITALIZATION:
Long-term debt (including current portion)	$551.8	$554.4	$(2.6)	—%
Shareholders' equity	511.7	490.6	21.1	4%
Total	$1,063.5	$1,045.0	$18.5	2%

Brand Mix - New Vehicle Revenue by Brand-

	For the Three Months Ended March 31,
	2014	2013
Luxury
BMW	9%	9%
Mercedes-Benz	8%	6%
Lexus	7%	6%
Acura	5%	4%
Infiniti	5%	4%
Other luxury	5%	7%
Total luxury	39%	36%
Mid-Line Imports:
Honda	18%	20%
Nissan	13%	13%
Toyota	11%	12%
Other imports	4%	4%
Total imports	46%	49%
Mid-Line Domestic:
Ford	8%	8%
Dodge	3%	3%
Chevrolet	2%	2%
Other domestics	2%	2%
Total domestic	15%	15%
Total New Vehicle Revenue	100%	100%

Selling, General and Administrative Expense (“SG&A”)-

	For the Three Months Ended March 31,				Increase (Decrease)	% of Gross Profit Decrease
	2014	% of Gross Profit	2013	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$152.2	66.1%	$139.0	67.4%	$13.2	(1.3)%
Rent expense	7.6	3.3%	8.7	4.2%	(1.1)	(0.9)%
SG&A-total	$159.8	69.4%	$147.7	71.6%	$12.1	(2.2)%
Gross profit	$230.1		$206.3

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from continuing operations," "Adjusted diluted earnings per share ("EPS") from continuing operations," "Adjusted EBITDA," "Adjusted leverage ratio," and "Adjusted SG&A expense." Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in connection with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In its evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

	For the Twelve Months Ended
	March 31, 2014	December 31, 2013
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$551.8	$554.4
Less: unamortized premium on 8.375% Senior Subordinated Notes due 2020	(8.9)	(9.2)
Adjusted long-term debt (including current portion)	$542.9	$545.2

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Income from continuing operations	$108.7	$101.1

Add:
Depreciation and amortization	24.7	24.3
Income tax expense	69.0	64.2
Swap and other interest expense	40.8	41.5
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$243.2	$231.1

Non-core items - expense:
Real estate-related charges	7.3	7.3
Loss on extinguishment of long-term debt	6.8	6.8
Total non-core items	14.1	14.1

Adjusted EBITDA	$257.3	$245.2

Adjusted leverage ratio	2.1	2.2